Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES FISCAL 2012 RESULTS;

Q4 SALES INCREASE 9% SEQUENTIALLY

SAN JOSE, CA, April 25, 2012— Xilinx, Inc. (Nasdaq: XLNX) today announced fourth quarter fiscal 2012 sales of $559.0 million, up 9% sequentially and down 5% from the fourth quarter of the prior fiscal year. Fourth quarter fiscal 2012 net income was $134.1 million, or $0.49 per diluted share.

Fiscal 2012 sales were $2.24 billion, down 5% from the prior fiscal year. Fiscal 2012 net income decreased 16% to $541.8 million, or $1.99 per diluted share, versus fiscal 2011 net income of $641.9 million or $2.39 per diluted share.

Additional fourth quarter comparisons are represented in the charts below:

GAAP Results

(In millions, except EPS)

				Growth Rates
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011	Q-T-Q	Y-T-Y
Net revenues	$559.0	$511.1	$587.9	9%	-5%
Operating income	$162.9	$137.1	$181.2	19%	-10%
Net income	$134.1	$127.0	$160.1	6%	-16%
Diluted earnings per share	$0.49	$0.47	$0.59	4%	-17%

“Fiscal 2012 was highlighted by robust growth from our 40-nm product families and an aggressive introduction of our 28-nm product families. Design win momentum for these product families continues to be strong, giving me confidence that Xilinx will continue to gain PLD share in the new fiscal year,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Additionally, the Company’s cost reduction efforts and operating efficiencies contributed to consecutive quarterly gross margin improvement during the year and a record gross margin of 66.4% in the recently ended March quarter.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011	Q-T-Q	Y-T-Y
North America	32%	32%	27%	10%	13%
Asia Pacific	31%	35%	35%	-3%	-14%
Europe	27%	23%	30%	27%	-14%
Japan	10%	10%	8%	8%	12%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011	Q-T-Q	Y-T-Y
Communications	41%	43%	47%	5%	-16%
Industrial & Other	37%	34%	32%	18%	10%
Consumer & Automotive	15%	15%	14%	9%	1%
Data Processing	7%	8%	7%	-7%	-12%

Net Revenues by Product:

	Percentages			Growth Rates
	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011	Q-T-Q	Y-T-Y
New	51%	51%	46%	11%	7%
Mainstream	21%	24%	26%	-4%	-24%
Base	24%	21%	23%	21%	-1%
Support	4%	4%	5%	0%	-29%

Products are classified as follows:

New Products: Virtex®-7, Kintex™-7, Zynq™-7000, Virtex-6, Virtex-5, Spartan®-6, Spartan-3A and Spartan-3E products

Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II products

Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 products

Support Products: Configuration products, HardWire, Software & Support/Services

Key Statistics:

(Dollars in millions)

	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011
Annual Return on Equity (%)*	21	22	28
Operating Cash Flow	$208	$181	$245
Depreciation Expense	$15	$14	$13
Capital Expenditures	$20	$19	$17
Combined Inventory Days	110	142	133
Revenue Turns (%)	57	56	53

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Product and Financial Highlights – Fiscal 2012

•

Xilinx recently unveiled its Vivado™ Design Suite, a new IP and system-centric design environment built from the ground up to accelerate design productivity for the next decade of what Xilinx calls ‘All-Programmable’ Devices. These devices go beyond programmable logic and IO to enable programmable systems integration leveraging 3D stacked silicon interconnect technology, ARM based embedded systems, Analog Mixed Signal, advanced high speed serial transceivers, and a growing percentage of IP cores. The Vivado Design Suite is estimated to provide customers with up to a 4X productivity advantage over last generation development environments, and is key to enabling customers to take full advantage of Xilinx’s market leading 28-nm offerings.

•

Xilinx continued its aggressive rollout of its 28-nm product portfolio. Xilinx was the industry’s first to release an FPGA at 28-nm with its optimized Kintex-7 product family, the first to introduce a programmable 3D IC product with over 6.8 billion transistors and the first to introduce a device integrating a full ARM-based embedded processing system along with programmable Analog Mixed Signal data converters, effectively expanding the Xilinx portfolio to cover all types of programmable technologies. This now includes hardware and software, digital and analog, single and multiple die programmability.

•

Xilinx established a new benchmark for single chip serial bandwidth with the recent release of the Virtex-7 X690T device with over 2 Tbps aggregate serial bandwidth to address the most demanding next generation wired communications equipment.

•

Xilinx generated record operating cash flow of $827 million in fiscal 2012 up from $724 million in the prior fiscal year. During the fiscal year, Xilinx continued to demonstrate a strong commitment to returning shareholder value by increasing its quarterly dividend $0.03 per share to $0.22 per share. Dividends paid to shareholders were a record $200 million and seven million shares were repurchased for $220 million during the fiscal year.

Business Outlook – June Quarter Fiscal 2013

•	Sales are expected to be up 1% to up 5% sequentially.

•	Gross margin is expected to be approximately 65% - 66%.

•	Operating expenses are expected to be approximately $220 million, including $2 million of amortization of acquisition-related intangibles.

•	Other income and expense is expected to be an expense of approximately $8 million.

•	Fully diluted share count is expected to be approximately 277 million.

•	June quarter tax rate is expected to be approximately 16%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the fourth quarter financial results and management’s outlook for the June quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 70310997. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the June quarter for fiscal 2013. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs. These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration. For more information visit www.xilinx.com.

#1237F

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	Mar. 31 2012	Dec. 31, 2011	Apr. 2, 2011	Mar. 31 2012	Apr. 2, 2011
Net revenues	$558,973	$511,091	$587,852	$2,240,736	$2,369,445
Cost of revenues	187,577	174,805	203,703	786,078	819,558

Gross margin	371,396	336,286	384,149	1,454,658	1,549,887

Operating expenses:
Research and development	115,240	108,245	102,967	435,276	392,482
Selling, general and administrative	91,261	88,934	92,863	365,272	350,626
Amortization of acquisition-related intangibles	1,981	1,982	1,034	7,568	1,034
Restructuring charges	—	—	6,070	3,369	10,346

Total operating expenses	208,482	199,161	202,934	811,485	754,488

Operating income	162,914	137,125	181,215	643,173	795,399
Impairment loss on investments	—	—	(5,904)	—	(5,904)
Interest and other expense, net	(7,126)	(7,187)	(6,499)	(30,722)	(18,415)

Income before income taxes	155,788	129,938	168,812	612,451	771,080
Provision for income taxes	21,641	2,924	8,760	70,630	129,205

Net income	$134,147	$127,014	$160,052	$541,821	$641,875

Net income per common share:
Basic	$0.51	$0.49	$0.61	$2.05	$2.43

Diluted	$0.49	$0.47	$0.59	$1.99	$2.39

Cash dividends declared per common share	$0.19	$0.19	$0.16	$0.76	$0.64

Shares used in per share calculations:
Basic	263,261	261,257	263,603	263,783	264,094

Diluted	276,166	267,884	272,161	272,157	268,061

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Mar. 31 2012	Apr. 2, 2011 *
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,917,627	$1,926,413
Accounts receivable, net	214,965	286,464
Inventories	204,866	264,745
Deferred tax assets and other current assets	112,851	145,164

Total current assets	2,450,309	2,622,786
Net property, plant and equipment	394,982	380,570
Long-term investments	1,209,228	766,452
Other assets	409,513	371,042

Total Assets	$4,464,032	$4,140,850

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$275,774	$268,377
Deferred income on shipments to distributors	67,002	99,763

Total current liabilities	342,776	368,140
Convertible debentures	906,569	890,980
Deferred tax liabilities	466,613	403,990
Other long-term liabilities	28,647	63,123
Stockholders’ equity	2,719,427	2,414,617

Total Liabilities and Stockholders’ Equity	$4,464,032	$4,140,850

*	Derived from audited financial statements

XILINX, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	Mar. 31 2012	Dec. 31, 2011	Apr. 2, 2011	Mar. 31 2012	Apr. 2, 2011
SELECTED CASH FLOW INFORMATION:
Depreciation	$14,702	$13,862	$12,923	$55,658	$50,361
Amortization	4,327	4,327	2,972	16,690	8,531
Stock-based compensation	18,909	17,843	14,963	67,418	60,258
Net cash provided by operating activities	208,491	180,970	244,967	826,739	724,152
Purchases of property, plant and equipment	19,670	18,984	16,655	70,071	64,979
Payment of dividends to stockholders	49,991	49,566	42,121	200,361	169,072
Repurchases of common stock	—	42,447	—	219,638	468,943
Proceeds from issuance of common stock to employees and excess tax benefit	48,784	12,017	105,135	120,620	177,759
STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,686	$1,350	$1,154	$5,630	$4,825
Research and development	9,065	8,655	7,115	32,310	28,780
Selling, general and administrative	8,158	7,838	6,694	29,478	26,653